SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549



                               FORM 8-K


                            CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934



  Date of Report (Date of earliest event reported):  January 2, 1998



             CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XV
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)





   Illinois                    0-16111                   36-3314827
----------------            --------------           -----------------
(State or other)            (Commission              (IRS Employer
 Jurisdiction of             File Number)             Identification No.)
 Organization




         900 N. Michigan Avenue, Chicago, Illinois  60611-1575
         -----------------------------------------------------
                (Address of principal executive office)




  Registrant's telephone number, including area code:  (312) 915-1987
  -------------------------------------------------------------------

                     260 FRANKLIN STREET BUILDING

                         BOSTON, MASSACHUSETTS
                         ---------------------


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS. On January 2, 1998, 260 Franklin Street Associates (the "Venture"), a joint venture between Carlyle Real Estate Limited Partnership - XV (the "Partnership") and Carlyle Real Estate Limited Partnership - XVI ("Carlyle - XVI"), an affiliated partnership sponsored by the Corporate General Partner of the Partnership, disposed of, through a trust, the land, building and related improvements of the 260 Franklin Street Building (the "Property"), located in Boston, Massachusetts. 260 Franklin, Inc., (the "Purchaser"), a Florida corporation and an affiliate of the lender, is not affiliated with the Partnership or its General Partners and the sale price was determined by arm's-length negotiations. The Property is an approximate 348,900 square foot office building and, as of the date of sale, was approximately 98% occupied.

     The mortgage loan in the original principal amount of approximately $75,000,000 plus accrued and deferred interest matured January 1, 1996. The Venture as of such date began submitting the net operating cash flow of the Property to the lender while seeking an extension or refinancing of the loan. The Venture reached agreements with the lender for an extension of the mortgage loan through January 1, 1997 and again through January 1, 1998. The Venture was notified that no further extensions of the loan would be granted beyond January 1, 1998. Accordingly, the Venture negotiated with the lender and the Purchaser to sell its ownership interest to the Purchaser. Effective January 1, 1998 the Venture entered into a loan modification agreement with the lender in which the lender waived accrued unpaid interest owed for the period prior to January 1, 1998 which was approximately $17,200,000.

     The Venture transferred title to the land, building and improvements, and all other assets and liabilities related to the Property in consideration of a discharge of the mortgage loan and payment of $200 in cash. The Property was classified as held for sale as of July 1, 1997 and therefore has not been subject to continued depreciation from such date for financial reporting purposes. The Venture expects to recognize in 1998 a gain on sale of approximately $24,000,000, primarily as a result of previous impairment losses recognized by the Venture in 1996 aggregating $17,400,000, and an extraordinary gain on forgiveness of indebtedness of approximately $17,200,000 for financial reporting purposes, all of which will be included in the consolidated financial statements of the Partnership. In addition, the Venture expects to recognize a gain of approximately $25,200,000 for Federal income tax reporting purposes, of which the Partnership's share is approximately $17,600,000, with no distributable proceeds. The Venture and the Partnership have no future liability for any representations, warranties and covenants as a result of the sale.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)   Financial Statements.  Not applicable.

     (b)   Pro Forma Financial Information - Narrative.

          As a result of the sale of the Property by the Venture, beyond the date of sale there will be no further rental and other income, mortgage and other interest, property operating expenses or amortization of deferred expenses, recorded for the Property in the consolidated financial statements of the Partnership. For the year ended December 31, 1996, the Partnership's consolidated financial statements reflected rental and other income, mortgage and other interest, depreciation, property operating expenses, amortization of deferred expenses and provision for value impairment relating to the Property of approximately $10,370,000, $8,238,000, $2,548,000, $5,172,000, $224,000 and $17,400,000, respectively.

Rental and other income, mortgage and other interest, depreciation, property operating expenses and amortization of deferred expenses were approximately, $7,813,000, $6,179,000, $1,188,000, $3,904,000, and $71,000,
respectively, for the nine months ended September 30, 1997 in the consolidated financial statements of the Partnership. Also as a result of the Venture's sale of the Property, there are no further assets and liabilities related to the Venture in the Partnership's consolidated financial statements, which at September 30, 1997 consisted of cash of approximately $515,000; escrow deposits and restricted securities of approximately $576,000; property held for sale or disposition of approximately $49,190,000; accrued rents receivable of approximately $1,128,000; deferred expenses of approximately $523,000; current liabilities (including mortgage debt) of approximately $91,634,000 and tenant security deposits of approximately $72,000.

     (c)   Exhibits.

           10.1 Agreement for purchase and sale by and between 260 Franklin Street Associates Trust, a Massachusetts business trust, and 260 Franklin, Inc., a Florida corporation, dated December 30, 1997.

                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                      CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XV

                      BY:   JMB Realty Corporation
                            (Corporate General Partner)


                                  GAILEN J. HULL
                            By:   GAILEN J. HULL
                                  Senior Vice President
                                  Principal Accounting Officer



Date:  January 16, 1998